Simpson Manufacturing Co., Inc. and Subsidiaries

Certificate of Chief Executive Officer

and Chief Financial Officer

Exhibit 99

The undersigned, Thomas J Fitzmyers and Michael J. Herbert, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), hereby certify that the quarterly report of the Company on Form 10-Q for the quarterly period ended June 30, 2002, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Thomas J Fitzmyers
Thomas J Fitzmyers

/s/Michael J. Herbert
Michael J. Herbert

16